UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Source of Distributions

On February 15, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”) made a distribution to its stockholders of record each day during the period from January 1, 2007 through January 31, 2007. The dividends were calculated at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. Stockholders may choose whether to have distributions paid in cash or to have cash distributions otherwise payable to them invested in additional shares of common stock through the Company’s dividend reimbursement plan. The aggregate amount of the distributions paid on February 15, 2007 was $758,401.

In order that the Company’s stockholders could begin earning cash dividends, KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company’s board of directors from January 1, 2006 through the period ending March 31, 2007 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through March 31, 2007. The Company is only obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. In addition, the Advisor has deferred its asset management fee, without interest, for the months of July 2006 through February 2007 although it may choose to take the deferred asset management fee in such future period as the Advisor may determine.

Through February 15, 2007, the Company has funded all distributions to stockholders and its expenses in excess of its revenues from a $1,600,000 advance to the Company from the Advisor, and the Advisor’s agreement to defer its asset management fee. As of January 31, 2007, asset management fees deferred by the Advisor totaled approximately $516,000.

Operating Expenses

The Company’s charter limits total operating expenses to 2% of its average invested assets or 25% of its net income for the four consecutive fiscal quarters then ended, unless the Company’s conflicts committee determines that the excess expenses are justified. The Company broke escrow in its ongoing initial public offering and commenced real estate operations in July 2006. At this early stage, the Company’s general and administrative expenses are relatively high compared with its funds from operations and its net assets. On January 11, 2007, the Company’s conflicts committee determined that the relationship of the Company’s general and administrative expenses to its funds from operations and its net assets was justified as of the four quarters ending December 31, 2006 given the costs of operating a public company and the early stage of the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: February 22, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer